                                 SETTLEMENT AGREEMENT

     This SETTLEMENT AGREEMENT (this "Agreement") is entered into as of this 16th day of December, 1998 by and among OEC Compression Corporation (the "Company"), Ouachita Energy Corporation, a Delaware corporation (the "Operating Sub"), Ray C. Davis ("Davis"), Kelcy L. Warren ("Warren"), Matthew
S. Ramsey ("Ramsey"), Jack D. Brannon ("JBrannon"), Richard D. Brannon ("RBrannon"), James D. Finley ("Finley"), Neal A. Hawthorn ("Hawthorn"), Jon
P. Stephenson ("Stephenson" and together with Davis, Warren, Ramsey, JBrannon, RBrannon, Finley and Hawthorn sometimes collectively referred to herein as the "Company Group"), HACL, Ltd. a Texas limited partnership ("HACL"), Energy Investors, a Texas joint venture ("Energy Investors"), Dennis W. Estis ("Estis"), Andy Payne ("Payne"), Don A. Smith ("Smith") and Robert Gregory ("Gregory" and together with Estis, Payne and Smith sometimes collectively referred to herein to as the "Shareholder Group"). The members of the Shareholder Group are sometimes referred to herein collectively as "Members" and individually as a "Member." The Company, the Operating Sub, Davis, Warren, Ramsey, JBrannon, RBrannon, Finley, Hawthorn, Stephenson, HACL, Energy Investors, Estis, Payne, Smith and Gregory are sometimes collectively referred to herein as the "Parties" and individually as a "Party."

                                W I T N E S S E T H :

     WHEREAS, Estis is a party to that certain Asset Purchase and Sales Agreement dated May 15, 1997 by and among Estis, Ouachita Energy Partners, Ltd., Ouachita Compression Group, LLC, OEC Acquisition Corporation, and the Company, as amended (the "Asset Purchase Agreement"); and

     WHEREAS, Estis is also a party to that certain Agreement and Plan of Merger dated May 15, 1997 by and among Estis, Ouachita Energy Corporation, OEC Acquisition Corporation, and the Company, as amended (the "Merger Agreement"); and

     WHEREAS, Estis is a party to that certain Employment Agreement dated as of August 1, 1997 with the Company and the Operating Sub, as amended (the "Estis Employment Agreement"); and

     WHEREAS, Payne is a party to that certain Employment Agreement dated as of August 1, 1997 with the Company and the Operating Sub, as amended (the "Payne Employment Agreement"); and

     WHEREAS, the transactions contemplated by the Asset Purchase and the Merger Agreement (the "Purchase Transactions") were consummated as of August 1, 1997 and in connection with the consummation of the Purchase Transactions, Estis became the Chief Operating Officer of the Company, President and Chief Operating Officer of the Operating Sub and a member of the board of directors of the Company and Payne became a senior vice president of the Operating Sub and a member of the board of directors of the Company; and

     WHEREAS, in connection with the consummation of the Purchase Transactions, Estis and certain of his affiliates and/or associates including Payne (the "Estis Shareholders") became the owners of 7,886,976 shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock") as described on Exhibit "A" attached hereto and incorporated herein (the "Estis Stock"); and

     WHEREAS, Estis has obtained irrevocable proxies from each of Gregory and Smith as to certain matters and has sent to Ray C. Davis a letter dated November 10, 1998 (the "November 10 Letter") indicating that Estis was contemplating a proxy contest and has demanded to inspect the corporate records of the Company; and

     WHEREAS, Estis, Gregory and Smith have filed a lawsuit described on Exhibit "B" attached hereto against the Company and each of the members of the Company Group (the "Lawsuit"); and

     WHEREAS, HACL and Energy Investors are significant shareholders of the Company and the transactions contemplated by this Agreement will directly benefit such shareholders; and

     WHEREAS, the Parties desire to resolve and settle the issues raised by the November 10 Letter and the Lawsuit and to end any proxy fight with respect to the Company and its Common Stock;

     NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, the Parties, intending to be legally bound, hereby contract and agree as follows:

     1.   PROXY FIGHT.

     1.1 TERMINATION OF EFFORTS TO CALL A SPECIAL SHAREHOLDER MEETING. Each of the Members of the Shareholder Group and the Shareholder Group (a) shall immediately terminate any and all activities with respect to their efforts to call or solicit shareholder consents to call a special meeting of the shareholders of the Company as described in the November 10 Letter (a "Special Meeting"), (b) shall not, directly or indirectly solicit any proxies or participate in any "solicitation" of any "proxy" (as such terms are defined in Rule 14a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) with respect to matters to be presented at a Special Meeting or otherwise and shall not become a "participant" (as such term is used in Rule 14a-11 under the Exchange Act) in any election contest relating to a Special Meeting or otherwise, (c) shall promptly terminate all agreements and understandings supporting the call for a Special Meeting, and shall promptly terminate any "group" pursuant to Section 13(d) of the Exchange Act, to reflect the termination of the proxy contest and the other provisions of this Agreement, (d) terminate any proxies granted by Gregory or Smith in favor of

Estis, and (e) shall not take any other actions inconsistent with the matters contemplated hereby; provided, however, that (i) the Shareholder Group may file an amended Schedule 13D and any other filings required by law that are not inconsistent with the restrictions and provisions set forth in this Agreement and (ii) that certain Shareholder's Agreement among Estis, Smith and Gregory (the "Shareholder Agreement") shall survive until December 31, 1999. Prior to the date hereof, a true and complete copy of the Shareholder Agreement has been provided to the Company. Prior to filing any Schedule 13d or amended Schedule 13d, the Shareholder Group will provide the Company with a copy of such filing and will make any reasonable changes or clarifications requested by the Company or its counsel so as to reflect the intent of this Agreement.

     1.2 DISMISSAL OF THE LAWSUIT. On the date hereof, each Member of the Shareholder Group and the Shareholder Group agrees to dismiss with prejudice the Lawsuit and to file the Notice of Dismissal attached hereto as Exhibit "C" and incorporated herein. In addition, each Member of the Shareholder Group, the Shareholder Group, the Company and the Company Group each agree to use their best efforts to cause the pleadings in the Lawsuit to be sealed and agree to file a joint motion to seal such petition.

     1.3 RELEASE BY THE SHAREHOLDER GROUP. The Shareholder Group and each Member of the Shareholder Group hereby RELEASES, DISCHARGES and ACQUITS the Company, the Operating Sub and their officers, directors, agents and representatives (including each member of the Company Group) from any and all claims, grievances, demands, charges, liabilities, obligations, actions, causes of action, damages, costs, losses of services, expenses and compensation of any nature whatsoever existing on the date hereof, whether based on tort, contract or other theory of recovery, which any Member of the Shareholder Group now has of any kind or nature, including, on account of, or in any way growing out of or related to the operation of the Company or the Operating Sub prior to the date hereof including any and all claims raised or discussed in the November 10 Letter or in the Lawsuit and further including any written or oral statements made by any member of the Company Group. Notwithstanding any provision of this Section 1.3 to the contrary, this
Section 1.3 does not release, modify, amend or change in any manner the rights of the Members of the Shareholder Group under (i) that certain Registration Rights Agreement dated as of August 1, 1997 executed by the Company, Estis and others in connection with the consummation of the Purchase Transaction, (ii) the right of Andy Payne to any stock options vested or earned on the date hereof, (iii) any compensation earned by any Member of the Shareholder Group prior to the date hereof or (iv) the rights of the selling parties under the Merger Agreement or the Asset Purchase Agreement or otherwise related to the Purchase Transactions.

     1.4 RELEASE BY THE COMPANY AND THE COMPANY GROUP. The Company and each member of the Company Group hereby RELEASES, DISCHARGES and ACQUITS the Shareholder Group and each Member of the Shareholder Group for any and all claims, grievances, demands, charges, liabilities, obligations, actions, causes of action, damages, costs, losses of services, expenses and compensation of any nature whatsoever existing on the date hereof, whether based on tort, contract or other theory of recovery, which the Company or any member of the Company Group now has any kind or nature, including, on account of, or in any way growing out of or related to (i) the operation of the Company or the Operating Sub prior to the date hereof, (ii) their actions as employees, officers or directors of the Company or any of its subsidiaries (including any claims for misappropriation of funds or improper expense reimbursements from the Company), (iii) any breaches of either the Estis Employment Agreement by Estis or the Payne Employment Agreement by Payne (iv) the filing of the Lawsuit, (v) the matters raised by the November 10 letter and any oral or written statements made by any member of the Shareholder Group prior to the date hereof pertaining to the Company or any member of the Company Group made in connection therewith or herewith or (vi) the solicitation of proxies by the Shareholder Group. Notwithstanding any provision of this Section 1.4 to the contrary, this Section 1.4 does not release, modify, amend or change in any manner the rights of the Company under the Merger Agreement or the Asset Purchase Agreement or otherwise related to the Purchase Transactions or under the notes owed by any Member of the Shareholder Group to the Company or the Operating Sub.

     1.5 STANDSTILL AGREEMENT. During the period commencing on the date hereof and ending June 30, 1999 (the "Standstill Period"), each Member of the Shareholder Group:

          A. shall cause all shares of capital stock of the Company which have the right to vote generally in the election of directors, including, without limitation, shares of Common Stock (collectively, the "Voting Stock"), that are beneficially owned (within the meaning of Regulation 13D and Rules 13d-3 and 13d-5 under the Exchange Act) by such Party to be present, in person or by proxy, at all meetings of the shareholders of the Company so that all such shares may be counted for the purpose of determining if a quorum is present at such meetings and
     (ii) to be voted in favor of persons nominated and recommended by the Board of Directors of the Company in the election of directors for the 1999 meeting of the shareholders of the Company;

          B. shall not, directly or indirectly, solicit any proxies or consents with respect to Voting Stock or in any way participate in any "solicitation" of any "proxy" with respect to shares of Voting Stock (as such terms are defined in Rule 14a-1 under the Exchange Act) or become a "participant" in any election contest with respect to the Company (as such term is used in Rule 14a-11 under the Exchange Act) or request or induce or attempt to induce any other person to take any such actions or attempt to advise, counsel or otherwise influence in any way any person with respect to the voting of Voting Stock;

          C. except as provided in the Shareholders Agreement, shall not (i) form, join or otherwise participate in any "group" (within the meaning of Section 13(d)(3) of the Exchange Act or Rule 13d-5 thereunder) with respect to any Voting Stock (a "13D Group"), (ii) otherwise act in concert with any other person for the purpose of holding or voting of Common Stock, or (iii) file any amendment to any Schedule 13D that relates to a plan or proposal referred to in paragraphs (d) or (g) of
     Item 4 of Schedule 13D or that contains any statement that is in any way inconsistent with the provisions of this Agreement;

          D. shall not deposit any Voting Stock in a voting trust or subject any Voting Stock to any arrangement or agreement with respect to the voting of such Voting Stock or other agreement having similar effect;

          E. except as expressly contemplated hereby, shall not make any proposal (including any proposal pursuant to Rule 14a-8 under the Exchange Act) or bring any business before any meeting of the shareholders of the Company and, other than actions proposed or taken at any meeting of the Board of Directors, shall not take or seek to take any action in the name or on behalf of the Company except pursuant to the performance of any responsibilities attendant to any office in the Company held by such Party or pursuant to a resolution adopted by the Board of Directors;

          F. not acquire, propose to acquire (or publicly announce an intention to acquire by purchase or otherwise any Voting Securities or propose (or publicly announce or otherwise disclose an intention to propose) solicit, offer, seek to effect, negotiate with or provide any confidential information relating to the Company or its business to any Person (as defined in Section 3(a)(9) of the Exchange Act) with respect to any tender or exchange offer, merger, consolidation, share exchange, business combination, restructuring, recapitalization or similar transaction involving the Company;

          G. shall not (i) seek election to, nor seek to place a representative on the Board of Directors of the Company, (ii) seek the removal of any member of the Board of Directors, (iii) call or seek to have called any meeting of the shareholders of the Company for any purposes, (iv) take any other action to control the Company, or (v) demand, request or propose to amend, waive or terminate the provision of this Section 1.5; and

          H. shall not enter into any discussions, negotiations, arrangements or understandings with any other person with respect to any of the foregoing matters referred to in this Section 1.5;

provided, however, that clauses (B), (C) and (D) and (insofar as it relates to clauses (B), (C) or (D), clause (H) of this Section 1.5), shall not prevent any Party from taking any of the actions referred to in such clauses to the extent (but solely to the extent) that such actions are taken in response to (i) any "Extraordinary Proposal" (as hereinafter defined) that is set forth in any preliminary or definitive proxy statement filed by the Company with the Securities Exchange Commission (the "SEC") or (ii) tender shares of Voting Stock to an unaffiliated third party in connection with any tender offer or takeover proposal from an unaffiliated third party not solicited, directly or indirectly by the Shareholder Group. For purposes hereof, an "Extraordinary Proposal" shall mean any proposal of the Company other than a proposal regarding any of the matters referred to in clauses (1)
- (4) of Rule 14a-6(a) under the Exchange Act, as in effect on the date of this Agreement.

     1.6 REIMBURSEMENT. As partial compensation for the reformation of Estis' agreement not to compete against the Company as set forth herein and the releases set forth herein, the Company shall reimburse and/or pay on behalf of the Shareholder Group one-half of the reasonable out-of-pocket costs and expenses of the Shareholder Group incurred in connection with their activities prior to the date hereof with respect to their solicitation of proxies in connection with the proposed Special Meeting, provided however, such reimbursement by the Company shall not exceed $35,000. Such amounts shall be paid by the Company within five business days after receipt of appropriate evidence of the amount and nature of such costs and expenses in form reasonably satisfactory to the Company. The Company agrees that satisfactory evidence of such fees will be an affidavit of Ed Rogers stating that (i) his firm is not representing the Shareholder Group or any Member of the Shareholder Group as to any other matter other than the matters described in this Agreement, (ii) the total fees of the Shareholder Group related to calling a special meeting of the shareholders, the November 10 Letter, and the Lawsuit are in excess of $70,000 and (iii) attached to such affidavit is a true and correct summary of (a) the hours worked on behalf of the Shareholder Group on such matters, (b) the attorneys working such hours and
(c) the dates that such hours were worked.

     1.7 CHANGE OF CONTROL. If a Change of Control (as hereinafter defined) of the Company occurs during the Standstill

Period in which the shareholders of the Company receive less than $2.00 per share, then the Standstill Period will be terminated. A Change of Control of the Company shall be deemed to take place on the occurrence of any of the following events: (1) the Continuing Directors no longer constitute at least two thirds (2/3) of the total number of directors of the Company; (2) any person or group of persons (as defined in Rule 13d-5 under the Exchange
Act), together with its Affiliates, become the beneficial owner, directly or indirectly, of fifty-one percent (51%) of the Company's then outstanding Common Stock, or fifty-one percent (51%) or more the total voting power of the Company's then outstanding securities entitled generally to vote for the election of the Company's directors; (3) the approval by the Company's shareholders of the merger or consolidation of the Company with any other corporation or business organization, the sale of substantially all of the assets of the Company or the liquidation or dissolution of the Company, unless, in the case of a merger or consolidation, the continuing Directors in office immediately prior to such merger or consolidation will constitute at least two-thirds (2/3) of the directors of the surviving corporation or business organization resulting from such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Exchange Act) of such corporation or business organization; or (4) at least two-thirds (2/3) of the continuing Directors in office immediately prior to any other action proposed to be taken by the Company's shareholders or by the Company's Board of Directors determine that such proposed action, if taken, would constitute a Change of Control of the Company and such action is taken. Notwithstanding any provision of this Section 1.7 to the contrary, a Change of Control shall not include any voluntarily transaction that is either (i) accounted for as a "pooling of interests" and in which Continuing Directors constitute at least one-third of the board of directors of the combined entity or (ii) approved by a majority of Continuing Directors and in which it is contemplated that the current management of the Company would continue to manage the combined company. "Continuing Director" means any individual who is a member of the Company's Board of Directors on the date hereof or was designated (before such person's initial election as a director) as a Continuing Director by two-thirds (2/3) of the then Continuing Directors. "Affiliate" or "Associate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

     2.   AGREEMENTS WITH RESPECT TO ESTIS.

     2.1 BEST EFFORTS TO SELL ESTIS STOCK. The Company agrees to use its best efforts to sell or assist Estis in the sale of at least one-half of the Estis Stock at a price of $2.00 per share or greater. The Company agrees to contact such investment banking firms and other purchasers concerning the sale of the Estis Stock as the Company deems appropriate. The Company hereby waives any transfer restrictions with respect to the Estis Stock contained in the Merger Agreement in connection with any such sales pursuant to this Section 2.1. If necessary in connection with such sale, the Company will register or cause to be registered any such sales in accordance with the terms of the Registration Rights Agreement between Estis and the Company dated as of August 1, 1997 which notwithstanding any provision of this Agreement shall survive the consummation of the transactions contemplated hereby as an obligation of the Company. Neither Estis nor any other Estis Shareholder will be required to make any representations or warranties as to business or operations of the Company in any such sale but Estis and the applicable Estis Shareholder will make any requested representations and warranties as to the ownership of and title to the Estis Stock by such Estis Shareholder.

     2.2 TERMINATION OF EMPLOYMENT. Estis, the Company and the Operating Sub agree to terminate the Estis Employment Agreement effective on the later to occur of December 23, 1998 or seven days after the execution of this Agreement by Estis (the "Transition Date"). From the date hereof until the Transition Date, Estis agrees to assist in the transition of a new Chief Operating Officer and to encourage Company personnel to work with such new officer. On the Transition Date, the Estis Employment Agreement will be deemed terminated except as to Article V of the Estis Employment Agreement which shall survive as set forth in Section 2.3 hereof. On the Transition Date, Estis will resign as (i) an officer of the Company, (ii) a member of the Executive Committee of the Board of Directors of the Corporation and
(iii) an officer or director of all subsidiaries of the Company. On the Transition Date, the Company, unless Estis has revoked his release as set forth herein, shall pay to Estis (i) the compensation owed to Estis other than a prorata portion of his guaranteed bonus under Section 3.02 of the Estis Employment Agreement, (ii) the sum of $125,000 as partial compensation for Estis' agreements not to compete against the Company as set forth herein. Thereafter on each of March 30, June 30 and September 20 of 1999, the
Company shall pay to Estis payments of $60,000. The payments set forth above shall be in complete and total satisfaction of the all of the Company's obligations to Estis under the Estis Employment Agreement and as the complete and sole compensation for the termination of his employment with the Company and the Operating Sub and as compensation for his covenants not to compete set forth in Article V of the Estis Employment Agreement; provided, however, nothing in this Section 2.2 shall release (a) any obligations the Company may have to Estis under the Company's 401(k) plan or similar benefit plan or (b) any vested options to acquire shares of Common Stock (but any non-vested options to acquire Common Stock shall terminate as of the date of this Agreement). Until the Transition Date, Estis will work out of and be based at the Monroe office of the Operating Sub and Estis will not be required to devote his entire productive efforts to the business of the Company or the Operating Sub. Following the Transition Date, Estis agrees to assist the new Chief Operating Officer of the Company in the transition and to travel and meet with such new officer field personnel of the

Company and the Operating Sub for a per day fee to be mutually agreed to by the Parties.

     2.3 COVENANTS NOT TO COMPETE. Estis acknowledges that under both the Asset Purchase Agreement and the Merger Agreement, he agreed not to compete against the Company or the Operating Sub for a period of five years from August 1, 1997 and that under Article V of the Estis Employment Agreement, he agreed not to compete against the Company or the Operating Sub for a period of thirty-six months following the termination of his employment under such agreement. In addition, Estis agreed that, during the applicable non-competition period, he would not solicit any employees or customers of the Company or the Operating Sub (the "Non-Solicitation Provisions" and together with the covenants described in the preceding sentence, the "Non-Competition Provisions"). Estis further agreed to keep confidential all of the Company's and the Operating Sub's trade secrets and confidential information to the full extent set forth in the Estis Employment Agreement, the Merger Agreement and the Asset Purchase Agreement (the "Confidentiality Provisions"). The term of the Non-Competition Provisions is hereby reduced to thirty-six months from the date of this Agreement (subject to a possible reduction as set forth below). Estis further acknowledges and agrees that the Non-Competition Provisions, as amended, and the Confidentiality Provisions are valid, binding and enforceable obligations of Estis and are enforceable against Estis in accordance with their terms. Upon any Change of Control (as defined in Section 1.7 hereof) in which the Shareholders of the Company receive less than $2.00 per share, the Non-Competition Provisions other than Estis' agreement not to solicit future or current employees of the Company or its subsidiaries as described in Section 2.4 hereof shall terminate. Notwithstanding any provision of this Agreement to the contrary, a Change of Control shall not affect the obligation of Estis to comply with the Confidentiality Provisions.

     2.4 FAILURE TO PLACE OR SELL ESTIS STOCK. If the Company is unsuccessful in aiding Estis in selling at least one-half of the Estis Stock for at least $2.00 per share on or before June 30, 2000, then the Non-Competition Provisions shall cease to be applicable to or enforceable against Estis except that until the third anniversary of this Agreement, Estis agrees not to, directly or indirectly, hire or solicit to hire any person who is currently an employee of the Company or any of its subsidiaries on the date of this Agreement or who is an employee of the Company or any of its subsidiaries on June 30, 2000. An individual will be deemed to be an employee of the Company or any of its subsidiaries if such person was employed anytime with thirty days prior to or after the date in question.
The Company shall be deemed to have sold shares of Estis Stock and shall receive credit for sale of Estis Stock, if the Company finds a buyer who is ready, willing and able to purchase all or a portion of the Estis Stock for $2.00 per share or greater and Estis or the Estis Shareholders refuse to sell their shares of Estis Stock to such buyer or fail to respond to such offer within a reasonable time period set by the proposed buyer. The $2.00 per share purchase price referred to above and the number of shares of Estis Stock shall be adjusted for any stock splits, reverse stock splits or stock dividends by the Company with respect to its Common Stock. The failure to sell Estis Stock shall not affect the obligation of Estis to comply with the Confidentiality Provisions.

     2.5 REINSTATEMENT OF STANDSTILL PROVISIONS. If prior to December 31, 2001, the Estis Shareholders either sell or are deemed to have sold (as described in Section 2.4 above) one-half or greater of the Estis Stock for $2.00 or greater as set forth in Section 2.4, then the provisions of Section
1.5 of this Agreement will not lapse on June 30, 1999 or shall be reinstated if such provisions had previously lapsed and thereafter the Shareholder Group will comply with and be subject to the restrictions of Section 1.5 of this Agreement until December 31, 2001.

     2.6 DIRECTORSHIP. On the successful placement or sale of one-half of the Estis Stock on the terms set forth above, Estis agrees to resign as a director of the Company.

     2.7  MISCELLANEOUS ESTIS MATTERS.

          (a) DUCK LEASE. The Company and Estis agree that the Lease Agreement between the Operating Sub and Estis for the lease of hunting property is hereby terminated.

          (b) LIFE INSURANCE AND TRANSFER TO LIMITED PARTNERSHIP. The Company agrees to transfer to Estis any rights that it may have in any life insurance being carried on Estis. Estis and one or more Estis Shareholders may transfer their Estis Stock to a limited partnership so long as such limited partnership executes an agreement in form and substance satisfactory to the Company that (i) such limited partnership is bound by the terms of this Agreement including the releases contained herein and (ii) that such limited partnership shall take such shares of Estis Stock subject to any restrictions contained in the Merger Agreement as modified by this Agreement.

          (c) PERSONAL EFFECTS. The Company agrees that Estis may remove the personal effects listed on Exhibit "D" attached hereto and incorporated herein.

          (d) DIRECTORS AND OFFICERS POLICY. The Company agrees to use its reasonable commercial efforts to maintain the existing directors and officers insurance policy and to renew or obtain a similar policy upon the expiration of the current policy so long as such insurance is commercially available to the Company for premiums equivalent to the premiums on the current directors and officers policy.

          (e) AIRPLANE. The Company agrees that Estis, at his sole option, may purchase that certain airplane owned by the Company (the "Airplane") for the appraised value of the Airplane as determined by an appraiser selected by the Company and reasonably satisfactory to Estis (the "Appraiser"). The Appraiser shall determine the retail fair market value of the Airplane and the Company shall pay the cost of the Appraiser. Following receipt of the Appraiser's determination of retail fair market of the Airplane, Estis shall elect with five business days at whether he shall purchase the Airplane and shall notify the Company in writing of such determination. If Estis elects to purchase the Airplane, he shall pay the purchase price equal to the appraised value in cash or with shares of Common Stock valued at $1.50 per share. The closing of the purchase and sale of the Airplane shall take place two
     business days after Estis' election.   At such closing, the Company will
     transfer all of its right, title and interest in the Airplane to Estis for payment of the purchase price in stock or cash; provided, however, if Estis has elected to sell the Yard Truck to the Company as set forth below, then Estis shall transfer the Yard Truck to the Company for its appraised value as determined below and the balance of the purchase price for the Airplane shall be paid in cash or shares of Common Stock as set forth above. If Estis does not agree to purchase the Airplane for its appraised value as set forth above, then the Company may sell the Airplane for a price equal to or greater than the appraised value of the Airplane. If the Company desires to sell the Airplane for a price less than the appraised value of the Airplane, then the Company shall notify Estis of the proposed price and Estis shall have the option of purchasing the Airplane for such proposed price on the terms set forth above, i.e. cash or shares of Common Stock valued at $1.50 per share. Estis shall have two business days to elect to purchase the Airplane for such proposed price and if Estis does not elect to purchase the Airplane for such proposed price, then the Company may sell the Airplane for the price offered to Estis or higher. If Estis elects to purchase the Airplane for such proposed price, then the closing of the purchase and sale of the Airplane shall take place within three business days of such election. The Company agrees to use its best efforts to obtain the appraisal of the Airplane promptly after the execution of this Agreement (subject to availability of the Appraiser). If Estis elects not to purchase the Airplane, the Company agrees to diligently market and sell the Airplane in a commercially reasonable manner.

           (f) YARD TRUCK. Estis also has the option to sell to the Company and the Company agrees to purchase from Estis the yard truck described on Exhibit "E" attached hereto and incorporated herein (the "Yard Truck") for an amount equal to the appraised value of the Yard Truck as determined by an appraiser selected by the Company who shall be reasonably satisfactory to Estis (the "Truck Appraiser"). The Truck Appraiser shall notify Estis and the Company of the retail appraised value of the Yard Truck and Estis shall have the option of selling the Yard Truck to the Company for such appraised value. If Estis elects to sell the Yard Truck, then Estis shall notify the Company in writing of such election. If Estis has elected to purchase the Airplane as set forth above, then the closing of the purchase and sale of the Yard Truck shall occur on the same date as the closing of the sale of the Airplane. If Estis has elected not to purchase the Airplane, then the closing of the purchase and sale of the Yard Truck shall take place three business days after
     Estis has made his election to not purchase the Airplane.   At such
     closing, the Company shall pay cash for the Yard Truck unless Estis has elected to purchase the Airplane in which event Estis shall transfer title to the Yard Truck to the Company for a credit against the purchase price of the Airplane equal to the appraised value of the Yard Truck.

     2.8 RELEASE OF EMPLOYMENT CLAIMS. (a) In consideration of the payments called for herein effective on the Transition Date and subject to the performance of the Company's obligations set forth herein, except for the release in clause (ii) below which shall be currently effective, and the other releases contained herein, Estis agrees and hereby does completely release, acquit, and forever discharge the Company, the Operating Sub and their respective officers, directors and affiliates from any and all past and present claims, grievances, demands, charges, liabilities, obligations, actions, causes of action, damages, costs, losses of services, expenses and compensation of any nature whatsoever, whether based on tort, contract or other theory of recovery, which Estis now has on account of, or in any way growing out of his relationship with, severance of relationship with, or separation from the Company, including, but not limited to, the following:

     (i) any and all claims he might have arising under Title VII of the Civil Rights Act of 1964, as amended (42 U.S.C. Section 2000e ET SEQ.);

    (ii)  any and all claims he might have arising under the Age
          Discrimination in Employment Act of 1967, as amended (29 U.S.C.
          Section 621 ET SEQ.);

   (iii) any and all claims he might have arising under the Americans with Disabilities Act of 1990 (42 U.S.C. Section 12101 ET SEQ.);

    (iv) any and all claims he might have arising under the Texas Commission on Human Rights Act (TEX. LAB. CODE Section 21.001 ET SEQ.);

     (v) any and all claims he might have arising for any breaches of the Employee Retirement Income Security Act, as amended (29 U.S.C.
          Section 1001, ET SEQ.);

    (vi) any and all claims he might have arising under the Older Workers' Benefit Protection Act (29 U.S.C. Section 626);

   (vii) any and all claims he might have arising under the Fair Labor Standards Act (29 U.S.C. Section 201 ET SEQ.);

  (viii) any and all claims he might have arising under Chapter 451 of the Texas Labor Code, formerly TEX. REV. CIV. STAT. ANN. art. 8307c; and

    (ix) any and all statutory and/or common law claims arising solely and exclusively out of his employment by the Company, whether or not specifically alleged or articulated herein but to include slander, libel, negligence, gross negligence, negligent supervision or training, conspiracy, intentional infliction of emotional distress, mental anguish, invasion of privacy, assault, battery, false imprisonment, tortious interference with contractual relations, breach of contract and/or breach of implied covenant of good faith and fair dealing.

     (b) Estis hereby acknowledges and agrees that the release set forth above is a general release and he further expressly waives and assumes the risk of any and all claims for damages which exist as of the date this Agreement is signed but of which he does not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect Estis' decision to enter into this Agreement. Estis further agrees that he has accepted payment of the sums specified herein as a complete compromise of matters involving disputed issues of law and fact and that he assumes the risk that the facts or law may be otherwise than he believes. It is understood and agreed by the parties that this Agreement is a compromise of all doubtful and disputed claims, and the payments are not to be construed as an admission of liability on the part of the Company, by whom liability is expressly denied.

     (c) As to the release provided in clause 2.8(a)(ii) above, Estis acknowledges that he has fully informed himself of the terms, contents, conditions and effects of this Agreement. Estis further acknowledges the following that he has waived any requirement that this release be provided to him 21 days in advance of his execution of this Agreement; that he has been advised to consult with an attorney prior to executing this Agreement; that he is over the age of eighteen (18) years, of sound mind and otherwise competent to execute this Agreement; and that he is entering into this Agreement knowingly and voluntarily and without any undue influence or pressures.

     (d) Estis and the Company acknowledge that Estis has seven (7) days following the execution of this Agreement to revoke the Agreement. Any such revocation by Estis must be in writing and received by the Company at its offices located at 2501 Cedar Springs Road, Suite 600, Dallas, Texas 75201 on or before the seventh calendar day after he has executed this Agreement.

     3.   PAYNE.

     3.1 TERMINATION OF EMPLOYMENT. Payne, the Company and the Operating Sub agree the Payne Employment Agreement is hereby terminated on the date hereof on the terms set forth below except as to Article V of the Payne Employment Agreement which shall survive the termination of such agreement. On December 23, 1998 (assuming Payne does not revoke the release set forth in Section 3.3 hereof), the Company shall pay to Payne (i) the compensation owed to Payne under the Payne Employment Agreement other than a prorata portion of his guaranteed bonus under Section 3.02 of the Payne Employment Agreement and
(ii) the sum of $69,583 as compensation for his covenant not to compete against the Company or the Operating Sub as set forth in Article V of the Payne Employment Agreement. Thereafter on each of February 28, May 30 and August 30 of 1999 the Company shall pay to Payne payments of $37,500 as additional payments for his covenants not to compete against the Company or the Operating Sub as set forth in Article V of the Payne Employment Agreement. The payments set forth above shall be in complete and total satisfaction of the all of the Company's obligations to Payne under the Payne Employment Agreement and as the complete and sole compensation for the termination of his employment with the Company and the Operating Sub and as compensation for his covenant not to compete set forth in Article V of the Payne Employment Agreement; provided, however, nothing in this Section 3.1 or this Agreement shall release or terminate (a) any obligations the Company may have to Payne under the Company's 401(k) plan or similar benefit plan or (b) any vested options to acquire shares of Common Stock (but any non-vested options shall terminate as of the date of this Agreement). Payne acknowledges and agrees that the provisions of Article V of the Payne Employment Agreement as amended are valid, binding and enforceable obligations of Payne and are enforceable against Payne in accordance with their terms. The Company agrees that Payne may remove the personal effects listed on Exhibit "F" attached hereto and incorporated herein.

     3.2 DIRECTORSHIP. Payne hereby resigns as (i) an officer and director of the Company and (ii) as an officer and director of any subsidiary of the Company.

     3.3 RELEASE OF EMPLOYMENT CLAIMS. (a) In consideration of the payments called for herein effective on the Transition Date and subject to the performance of the Company's obligations set forth herein, except for the release in clause (ii) below which shall be currently effective, and the other releases contained herein, Payne agrees and hereby does completely release, acquit, and forever discharge the Company, the Operating Sub and their respective officers, directors and affiliates from any and all past and present claims, grievances, demands, charges, liabilities, obligations, actions, causes of action, damages, costs, losses of services, expenses and compensation of any nature whatsoever, whether based on tort, contract or other theory of recovery, which Payne now has on account of, or in any way growing out of his relationship with, severance of relationship with, or separation from the Company, including, but not limited to, the following:

     (i) any and all claims he might have arising under Title VII of the Civil Rights Act of 1964, as amended (42 U.S.C. Section 2000e ET SEQ.);

    (ii)  any and all claims he might have arising under the Age
          Discrimination in Employment Act of 1967, as amended (29 U.S.C.
          Section 621 ET SEQ.);

   (iii) any and all claims he might have arising under the Americans with Disabilities Act of 1990 (42 U.S.C. Section 12101 ET SEQ.);

    (iv) any and all claims he might have arising under the Texas Commission on Human Rights Act (TEX. LAB. CODE Section 21.001 ET SEQ.);

     (v) any and all claims he might have arising for any breaches of the Employee Retirement Income Security Act, as amended (29 U.S.C.
          Section 1001, ET SEQ.);

    (vi) any and all claims he might have arising under the Older Workers' Benefit Protection Act (29 U.S.C. Section 626);

   (vii) any and all claims he might have arising under the Fair Labor Standards Act (29 U.S.C. Section 201 ET SEQ.);

  (viii) any and all claims he might have arising under Chapter 451 of the Texas Labor Code, formerly TEX. REV. CIV. STAT. ANN. art. 8307c; and

    (ix) any and all statutory and/or common law claims arising solely and exclusively out of his employment by the Company, whether or not specifically alleged or articulated herein but to include slander, libel, negligence, gross negligence, negligent supervision or training, conspiracy, intentional infliction of emotional distress, mental anguish, invasion of privacy, assault, battery, false imprisonment, tortious interference with contractual relations, breach of contract and/or breach of implied covenant of good faith and fair dealing.

     (b) Payne hereby acknowledges and agrees that the release set forth above is a general release and he further expressly waives and assumes the risk of any and all claims for damages which exist as of the date this Agreement is signed but of which he does not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect Payne's decision to enter into this Agreement. Payne further agrees that he has accepted payment of the sums specified herein as a complete compromise of matters involving disputed issues of law and fact and that he assumes the risk that the facts or law may be otherwise than he believes. It is understood and agreed by the parties that this Agreement is a compromise of all doubtful and disputed claims, and the payments are not to be construed as an admission of liability on the part of the Company, by whom liability is expressly denied.

     (c) As to the release provided in clause 3.3(a)(ii) above, Payne acknowledges that he has fully informed himself of the terms, contents, conditions and effects of this Agreement. Payne further acknowledges the following that he has waived any requirement that this release be provided to him 21 days in advance of his execution of this Agreement; that he has been advised to consult with an attorney prior to executing this Agreement; that he is over the age of eighteen (18) years, of sound mind and otherwise competent to execute this Agreement; and that he is entering into this Agreement knowingly and voluntarily and without any undue influence or pressures.

     (d) Payne and the Company acknowledge that Payne has seven (7) days following the execution of this Agreement to revoke the Agreement. Any such revocation by Payne must be in writing and received by the Company at its offices located at 2501 Cedar Springs Road, Suite 600, Dallas, Texas 75201 on or before the seventh calendar day after he has executed this Agreement.

     4.   AGREEMENTS OF HACL AND ENERGY INVESTORS.

     4.1 VOTING AGREEMENT. Each of HACL and Energy Investors agree to vote the shares of Common Stock held by such shareholder in favor of the election of Estis (or if Estis elects not to run, then Gregory) and Smith as directors of the Company at the 1999 annual meeting of the shareholders of the Company.

     4.2 TAGALONG. If either HACL or Energy Investors proposes to sell any of their shares of Common Stock ("Disposing Shareholder"), then such Disposing Shareholder shall notify Estis and the Estis Shareholders of the terms of such sale in a written notice to Estis setting forth the terms of such sale (the "Offer Notice"). Estis and the Estis Shareholders shall have the right within ten (10) days of such notice to elect to participate in such sale ("Accepting Shareholder") by notifying the Disposing Shareholder of such intent. Upon receipt of a notice from an Accepting

Shareholder, the Disposing Shareholder shall allow such Accepting Shareholder to dispose of such Accepting Shareholder's pro rata share of Common Stock (based on the total number of shares of Common Stock owned by the Accepting Shareholder(s) and the Disposing Shareholder in relation to the total number of shares of Common Stock to be sold) on the same terms as contained in the Offer Notice. Upon delivery of the notice referred to above, each Accepting Shareholder shall be obligated to sell their pro rata share of their shares of Common Stock to the purchaser specified in the Offer Notice. The co-sale rights set forth in this Section 4.2 shall terminate on the earlier of (i) when the Estis Shareholders have sold or are deemed as set forth herein to have sold one-half of the Estis Stock, (ii) December 31, 2001 or (iii) upon Estis or any Member of the Shareholder Group taking any actions inconsistent with or which would be in violation of Section 1.5 hereof whether or not the Standstill Period is then in effect.

     5. AGREEMENT TO NOMINATE. The Company agrees to nominate Estis (or if Estis elects not to run, Gregory) and Smith as directors for the 1999 annual meeting of the Company's shareholders and to solicit proxies for the election of such persons.

     6. CONFIDENTIALITY. To the maximum extent permitted by law and subject to the Company's obligations as a reporting company under the Exchange Act and as a company listed on the American Stock Exchange and as required by law including filings required under the Exchange to be made with the Securities and Exchange Commission, the Parties agree to keep confidential the terms of this Agreement and the matters raised in the November 10 Letter and the Lawsuit. In accordance with the Parties' agreement to seal the petition in the Lawsuit, the Parties each agree not to provide copies of such petition to persons or to discuss the contents of such petition with any person.

     7.   REPRESENTATIONS AND WARRANTIES.

     7.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Each of Company and the Operating Sub hereby represents and warrants to the Members as follows:

     (a) The Company and the Operating Sub are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and have taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

     (b) This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Sub and constitutes the legal, valid and binding obligation of each of the Company and the Operating Sub, enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (c) The execution and delivery of this Agreement by the Company and the Operating Sub do not, and the performance by the Company and the Operating Sub of their obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of termination, cancellation, modification or acceleration of, or result in the creation or imposition of any lien upon any of the assets or properties of the Company and the Operating Sub under, any of the terms, conditions or provisions of
(A) the certificates or articles of incorporation or bylaws of the Company or the Operating Sub or (B) (x) any law or order of any Governmental or regulatory authority applicable to the Company or the Operating Sub or any of their respective assets or properties, or (y) any contract to which the Company or the Operating Sub is a party or by which the Company or the Operating Sub or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the ability of the Company and the Operating Sub to consummate the transactions contemplated by this Agreement.

     7.2 REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER GROUP. Each Member of the Shareholder Group represents and warrants to the Company and the Operating Sub that:

     (a) Such Member of the Shareholder Group has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution, delivery and performance of this Agreement.

     (b) This Agreement has been duly authorized, validly executed and delivered by such Member and constitutes the legal, valid and binding obligation of such Member, enforceable against such Member in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (c) The execution and delivery of this Agreement by such Member does not, and the performance by such Member of his obligations hereunder will not, require any filing by such Member with, or any permit, authorization, consent or approval of, any governmental or regulatory authority or any third party other than an amendment to Schedule 13D and Form 4 and/or Form 5. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Member is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Member of the transactions contemplated hereby.

     (d) Such Member is not aware of any insider or preferential transactions between the Company and any other members of the board of directors of the Company that are not on arms length terms or otherwise fair to the Company.

     7.3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY GROUP. Each member of the Company Group represents and warrants to the Members of the Shareholder Group that:

     (a) Such member of the Company Group has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution, delivery and performance of this Agreement.

     (b) This Agreement has been duly authorized, validly executed and delivered by such member of the Company Group and constitutes the legal, valid and binding obligation of such member, enforceable against such member in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (c) The execution and delivery of this Agreement by such member of the Company Group does not, and the performance by such member of his obligations hereunder will not, require any filing by such member with, or any permit, authorization, consent or approval of, any governmental or regulatory authority or any third party other than an amendment to Schedule 13D and Form 4 and/or Form 5. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such member is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such member of the transactions contemplated hereby.

     8.   MISCELLANEOUS.

     8.1 NOTICES. All notices, requests or instruction hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid or by telecopy (or like transmission), as follows:

          (1)  if to the Company:

                    OEC Compression Corporation
                    2501 Cedar Springs Road, Suite 600
                    Dallas, TX  75201
                    Attention:  President
                    Fax:  (214) 953-9584

                    with a copy to:

                    Kyle Longhofer, Esq.
                    Schlanger, Mills, Mayer & Grossberg, LLP
                    5847 San Felipe, Suite 1700
                    Houston, TX 75201
                    Fax:  (713) 785-2091

               (2) if to any other Party at its or his address set forth in the records of the Company and in case the case of the Shareholder Group or any Member of the Shareholder Group with a copy to:

                    Eddy J. Rogers
                    Mayor, Day, Caldwell & Keeton, LLP
                    700 Louisiana, Suit 1900
                    Houston, TX 75201
                    Fax:  (713) 225-7047

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices and other communications given to any party hereto in accordance with the provisions hereof shall be deemed to have been given on the date of receipt, provided that any notice or other communication that is received other than during regular business hours of the recipient shall be deemed to have been given at the opening of business on the next business day of the recipient.

     8.2 ENTIRE AGREEMENT. This Agreement together with the Merger Agreement, the Asset Purchase Agreement, and the agreements and documents executed in connection with the consummation of the Purchase Transaction contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersede and amend all prior understandings, arrangements and agreements with respect to the subject matter hereof. No modification hereof shall be effective unless in writing and signed by the Party against whom it is sought to be enforced. The Parties may, by written agreement, make any modification or amendment of this Agreement, but no such modification or amendment will be effective unless signed by all of the Parties. The captions appearing herein are for the convenience of the parties only and shall not be construed to affect the meaning of the provisions of this Agreement. Except as specifically set forth herein, nothing in this Agreement is intended to release, amend or modify any of the rights of the Parties under the Merger Agreement or Asset Purchase Agreement or the documents executed in connection with the consummation of the Purchase Transactions.

     8.3 BEST EFFORTS. Each of the Parties shall use such party's reasonable best efforts to take such actions as may be necessary or reasonably requested by the other Parties hereto to carry out and consummate the transactions contemplated by this Agreement. No Party to this Agreement shall directly or indirectly (i) challenge the validity or enforceability of any provision of this Agreement or the matters contemplated hereby or (ii) commence any lawsuit or other legal proceeding, or take any other action, that seeks to frustrate the performance of this Agreement in accordance with its terms.

     8.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable in the case of agreements made and to be performed entirely within such State.

     8.5 INJUNCTIVE RELIEF. Each of the Parties recognizes that any breach of the terms of this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that, in addition to other remedies, any nonbreaching Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce the terms and provisions of this Agreement by a decree of specific performance in any action instituted in any court of the United States or any state hereof having jurisdiction without the necessity of proving the inadequacy as a remedy of money damages.

     8.6 BINDING EFFECT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs, legal representatives and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any of the Parties without the prior written consent of the other parties and any such attempted assignment without consent shall be void.

     8.7 THIRD PARTY BENEFICIARIES. This Agreement is not intended, and shall not be construed, to confer any rights or remedies hereunder upon any party other than the Parties.

     8.8 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or any such terms in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     8.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     8.10 EXPENSES. Except as provided in Section 1.6 herein, the Shareholder Group shall bear their own expense with respect to the transactions contemplated by this Agreement. The expenses of the Company Group in the preparation of this Agreement shall be born by the Company.

     8.11 TAXES. Notwithstanding any provision of this Agreement to the contrary, the Company may withhold or deduct any taxes or amounts required by applicable law to be deducted or withheld from any payments required to be made under this Agreement as to the amounts being paid to Estis and Payne under Sections 2.2 or 3.1 of this Agreement.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                    OEC COMPRESSION CORPORATION


                    BY:   /s/ Matthew S. Ramsey
                           -----------------------------------
                    NAME:  Matthew S. Ramsey
                           -----------------------------------
                    TITLE: President & Chief Executive Officer
                           -----------------------------------

                    OUACHITA ENERGY CORPORATION

                    BY:   /s/ Matthew S. Ramsey
                           -----------------------------------
                    NAME:  Matthew S. Ramsey
                           -----------------------------------
                    TITLE: Chief Executive Officer
                           -----------------------------------

                    COMPANY GROUP

                    /s/ Ray C. Davis
                    ----------------------------
                    RAY C. DAVIS

                    /s/ Kelcy L. Warren
                    ----------------------------
                    KELCY L. WARREN

                    /s/ Matthew S. Ramsey
                    ----------------------------
                    MATTHEW S. RAMSEY

                    /s/ Jack D. Brannon
                    ----------------------------
                    JACK D. BRANNON

                    /s/ Richard D. Brannon
                    ----------------------------
                    RICHARD D. BRANNON

                    /s/ James D. Finley
                    ----------------------------
                    JAMES D. FINLEY

                    /s/ Neal A. Hawthorn
                    ----------------------------
                    NEAL A. HAWTHORN

                    /s/ Jon P. Stephenson
                    ----------------------------
                    JON P. STEPHENSON

                    HACL

                    HACL, LTD.
                    by Six-Da Waco, Inc., general partner

                    BY:   /s/ Ray C. Davis
                           --------------------------------------------------
                    NAME:  Ray C. Davis
                           --------------------------------------------------
                    TITLE: President
                           --------------------------------------------------

                    ENERGY INVESTORS

                    ENERGY INVESTORS

                    BY:   /s/ Ray C. Davis
                           --------------------------------------------------
                    NAME:  Ray C. Davis
                           --------------------------------------------------
                    TITLE: President of Six-Da Waco, Inc., General Partner of
                           --------------------------------------------------
                           HACL, Ltd., Managing Joint Venture Partner
                           --------------------------------------------------


                    SHAREHOLDER GROUP

                    /s/ Dennis W. Estis
                    ----------------------------
                    DENNIS W. ESTIS

                    /s/ Andy Payne
                    ----------------------------
                    ANDY PAYNE

                    /s/ Don Smith
                    ----------------------------
                    DON SMITH

                    /s/ Robert Gregory
                    ----------------------------
                    ROBERT GREGORY